CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-282717 on Form S-6 of our report dated December 31, 2024, relating to the financial statement of FT 11869, comprising Vest Nasdaq 100 Buffered 10 Portfolio, Series 13, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 31, 2024